Exhibit 3.2

FLORIDA DEPARTMENT OF STATE

DIVISION OF CORPORATION

Attached is a form for filing Articles of Amendment to amend the articles of incorporation of a Florida Profit Corporation pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

➢·	The original incorporators cannot be amended.

➢	If amending/adding officers/directors, list titles and addresses for each officer/director.

➢	If amending the “initial or first” officers/directors/registered agent, do not refer to the newly designated individuals as the “initial or first” O/D/RA.

➢	If amending the registered agent, the new agent must sign and state that he/she is familiar with the obligations of the position.

➢	If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

If a section is not being amended, enter N/A or Not Applicable.

The document must be typed or printed and must be legible.

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later that the 90th day after the date on which the document is filed.

Filing Fee	$35.00 (Includes a letter of acknowledgment)

Certified Copy (optional	$8.75

Certificate of Status (optional)	$8.75

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address	Street Address
Amendment Section	Amendment Section
Division of Corporation	Division of Corporation
Tallahassee, FL 32314	Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

For the further information you may call the Amendment Section at (850) 245-6050

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COVER LETTER

TO:	Amendment Section Division of Corporations

NAME OF CORPORATION: KISSES FROM ITALY Inc.

DOCUMENT NUMBER: P13000021836____________________________________

The enclosed Article of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Andrew I. Telsey

(Name of Contact Person)

Andrew I. Telsey, P.C.

(Firm/Company)

12835 E. Arapahoe Road, Suite I-803

(Address)

Centennial, CO 80112

(City/State and Zip Code)

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Andrew I. Telsey_____________ at (303) 768-9221

(Name of Contact Person)                               (Area Code & Daytime Telephone Number

Enclose is a check for the following amount:

☐ $35 Filing Fee	☐ $43.75 Filing Fee & Certificate of Status	☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)	☐ $52.50 Filing Fee Certificate of Status Certificated Copy (Additional Copy is enclosed)

Mailing Address	Street Address
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

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Articles of Amendment
to
Articles of Incorporation
of

Kisses From Italy Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P13000021836

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.	Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS )

C.	Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent
(Florida street address)

New Registered Office Address:	_________, Florida	_____________________________
	(City)	(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

 _________________________________________

Signature of New Registered Agent, if changing

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:
X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action	Title	Name	Address
(Check One)
(1) ____ Change
____ Add
____ Remove

(2)	____ Change
____ Add
____ Remove

(3)	____ Change
____ Add
____ Remove

(4)	____ Change
____ Add
____ Remove

(5)	____ Change
____ Add
____ Remove

(6)	____ Change
____ Add
____ Remove

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E.	If amending or adding additional Articles, enter change(s) here: (Attach additional sheets, if necessary). (Be specific)

See Annexed.

E.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares,

provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

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The date of each amendment(s) adoption: ______________________________________________________, if other than the date this document was signed.

Effective date if applicable: __________________________________________________

                                                             (no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records.

Adoption of Amendment(s) (CHECK ONE)

☒	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.
☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ________________________________________________________________.”

                                                  (voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated________________________________________________

Signature______________________________________________________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michele Di Turi

(Typed or printed name of person signing)

President

(Title of person signing)

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ATTACHMENT TO
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
KISSES FROM ITALY INC.

Article IV of the Articles of Incorporation of this corporation is hereby amended so that, as amended, said Article shall be read as follows:

ARTICLE IV SHARES:

The amount of the total authorized capital stock of the corporation shall be two hundred twenty five million (225,000,000) shares consisting of two hundred million (200,000,000) shares of Common Stock, $0.001 par value per share, and twenty five million (25,000,000) shares of Preferred Stock, $0.010 par value per share and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

A.       Common Shares

(a)          The rights of holders of the Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

(b)         The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

B.       Preferred Shares

The corporation may divide and issue the Preferred Shares into series. Preferred Shares of each series, when issued, shall be designated to distinguish it from the shares of all other series of the class of Preferred Shares. The Board of Directors is hereby expressly vested with authority to fix and determine the relative rights and preferences of the shares of any such series so established to the fullest extent permitted by these Articles of Incorporation and Florida Business Corporation Act in respect to the following:

(a)         The number of shares to constitute such series, and the distinctive designations thereof;

(b)         The rate and preference of dividend, if any, the time of payment of dividend, whether dividends are cumulative and the date from which any dividend shall accrue;

(c)         Whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(d)         The amount payable upon shares in the event of involuntarily liquidation;

(e)         The amount payable upon shares in the event of voluntary liquidation;

(f)          Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(g)         The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(h)         voting powers, if any; and

(i)          Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject.

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